Exhibit 99.1

Avalara Announces Fourth Quarter and Fiscal Year 2018 Financial Results

Fourth Quarter Total Revenue of $76.9 Million

Fiscal 2018 Total Revenue of $272.1 Million

Approximately 9,070 Core Customers as of December 31, 2018

SEATTLE – February 12, 2019 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its fourth quarter and year ended December 31, 2018.

“We achieved strong fourth quarter and fiscal 2018 results, measured by revenue growth, an expanding customer base and broadening partner channel,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Transaction tax compliance remains a highly manual process and is in the early stages of automating, representing an estimated $8 billion addressable market for us. This year we expanded our tax content, software platform, partner channel, and pre-built integrations, which we believe position Avalara as a clear choice to lead this automation cycle.”

“One of the numerous triggers that drives our customers to automate is changes in tax policy, and over the course of 2018 we began to increasingly benefit from tax policy changes in several states as they respond to the Supreme Court’s Wayfair decision. These changes have raised awareness and increased the number of states where small and mid-sized businesses must remit sales taxes, which is driving a sense of urgency among many businesses. Avalara is well positioned to capitalize on these changes due to our industry leading offerings and strong partner network.”

Fourth Quarter 2018 Financial Results

•

Revenue: Total revenue was $76.9 million, up 33% from $58.0 million in the fourth quarter of 2017. Subscription and returns revenue was $71.7 million, up 33% from $54.1 million in the same period last year. Professional services revenue was $5.2 million, up 33% from $3.9 million in the same period last year.

•

Gross Profit: GAAP gross profit was $54.7 million, representing a 71% gross margin, compared to a GAAP gross profit of $42.6 million and a 73% gross margin in the fourth quarter of 2017. Non-GAAP gross profit was $56.2 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $43.8 million and a 76% non-GAAP gross margin in the fourth quarter of 2017.

•

Operating Loss: GAAP operating loss was $19.4 million, compared to a GAAP operating loss of $21.9 million in the fourth quarter of 2017. Non-GAAP operating loss was $13.3 million, compared to a non-GAAP operating loss of $9.2 million in the fourth quarter of 2017.

•

Net Loss: GAAP net loss was $18.4 million, compared to a GAAP net loss of $22.4 million in the fourth quarter of 2017. Non-GAAP net loss was $12.3 million, compared to a non-GAAP net loss of $9.8 million in the fourth quarter of 2017.

•

Net Loss per Share: GAAP net loss per share was $0.28 based on 66.7 million weighted-average shares outstanding, compared to a GAAP net loss per share of $3.78 based on 5.9 million weighted-average shares outstanding in the fourth quarter of 2017. Non-GAAP net loss per share was $0.19 based on 66.7 million non-GAAP shares outstanding, compared to a non-GAAP net loss per share of $0.17 based on 56.8 million non-GAAP shares outstanding in the fourth quarter of 2017.

•

Deferred Revenue: Total deferred revenue was $134.7 million at December 31, 2018, up from $118.2 million at September 30, 2018. The current portion of deferred revenue was $125.3 million at December 31, 2018, up from $109.3 million at September 30, 2018.

•

Cash: Net cash provided by operating activities was $7.0 million, compared to $2.0 million used in operating activities in the fourth quarter of 2017. Free cash flow was positive $4.5 million, compared to negative $5.6 million in the fourth quarter of 2017. Our cash and cash equivalents totaled $142.3 million at December 31, 2018.

Fiscal Year 2018 Financial Results

•

Revenue: Total revenue was $272.1 million, up 28% from $213.2 million in fiscal 2017. Subscription and returns revenue was $254.1 million, up 27% from $199.9 million in the prior year. Professional services revenue was $18.0 million, up 37% from $13.2 million in the prior year.

•

Gross Profit: GAAP gross profit was $193.4 million, representing a 71% gross margin, compared to a GAAP gross profit of $155.2 million and a 73% gross margin in fiscal 2017. Non-GAAP gross profit was $199.1 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $159.9 million and a 75% non-GAAP gross margin in fiscal 2017.

•

Operating Loss: GAAP operating loss was $76.1 million, compared to a GAAP operating loss of $63.3 million in fiscal 2017. Non-GAAP operating loss was $45.0 million, compared to a non-GAAP operating loss of $37.4 million in fiscal 2017.

•

Net Loss: GAAP net loss was $75.6 million, compared to a GAAP net loss of $64.1 million in fiscal 2017. Non-GAAP net loss was $44.5 million, compared to a non-GAAP net loss of $38.2 million in fiscal 2017.

•

Net Loss per Share: GAAP net loss per share was $1.95 based on 38.7 million weighted-average shares outstanding, compared to a GAAP net loss per share of $11.39 based on 5.6 million weighted-average shares outstanding in fiscal 2017. Non-GAAP net loss per share was $0.67 based on 66.2 million non-GAAP shares outstanding, compared to a non-GAAP net loss per share of $0.68 based on 56.5 million non-GAAP shares outstanding in fiscal 2017.

•

Cash: Net cash used in operating activities was $3.1 million, compared to $3.5 million used in operating activities in fiscal 2017. Free cash flow was negative $18.5 million, compared to negative $17.5 million in fiscal 2017.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fourth Quarter and Fiscal Year 2018 Operating Highlights

•

Key Metrics: We ended the fourth quarter of 2018 with approximately 9,070 core customers, up from approximately 8,490 core customers at the end of the previous quarter and up from 7,490 at the end of the previous fiscal year. Net revenue retention rate was 108% in the fourth quarter of 2018 and has averaged 107% over the last four quarters.

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Announced 41 Newly-Certified Integrations into Business Applications: We recently announced the release of 41 newly-certified integrations with accounting, ERP, ecommerce, point-of-sale, mobile commerce, and CRM software applications. Certified integrations are built to ensure customers enjoy a fast, reliable, and easy process for embedding Avalara’s automated tax management into existing systems.

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Addition to Board of Directors: We recently announced the appointment of global business leader and innovator Kathleen Zwickert to our board of directors. Zwickert was formerly Chief People Officer at NetSuite (now Oracle NetSuite), a provider of cloud-based applications, where she transformed the company’s Human Resources function through technological innovations. Prior to NetSuite, Zwickert was EVP of Human Resources and Communications for Oclaro, a leading provider of optical communications solutions. She has more than 25 years of experience working with leaders, boards, and global teams to help companies scale and architect change.

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Acquisitions: In January 2019, we acquired the operating assets of Compli, Inc., a provider of compliance services and technology to producers, distributors, and importers of alcoholic beverages in the United States.  In February 2019, we acquired intellectual property and other assets from Indix Corporation, an artificial intelligence company providing comprehensive product descriptions for more than 1 billion products sold and shipped worldwide.

Financial Outlook

For the first quarter of 2019, the Company currently expects:

•	Total revenue between $78.0 and $79.0 million.
•	Non-GAAP operating loss between $10.0 and $11.0 million.

For the full year 2019, the Company currently expects:

•	Total revenue between $328.0 and $332.0 million.
•	Non-GAAP operating loss between $30.0 and $35.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, February 12, 2019, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 2077397. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Tuesday, February 19, 2019 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859‑2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 2077397.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, excise, communications, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in the U.K., Belgium, Brazil, and India. More information at avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the first quarter and full year 2019.  In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “'will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 8, 2018, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP shares outstanding, and free cash flow, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before the stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before the stock-based compensation expense and amortization of acquired intangibles that is included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense included in cost of revenue as a percentage of revenue and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.  We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

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We calculate non-GAAP shares outstanding as GAAP weighted-average shares outstanding during the period adjusted as if (1) the conversion of preferred stock into common stock had occurred at the beginning of each respective period presented and (2) the issuance of 8,625,000 shares of common stock in our IPO had occurred as of January 1, 2018.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP shares outstanding.
•	We define free cash flow as net cash (used in) provided by operating activities less cash used for the purchases of property and equipment.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.  We believe that non-GAAP per share measures provide investors and other users of our financial information consistency with our past financial performance.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.  We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

Core Customers

We also use key business metrics, such as core customers and net revenue retention rate.  We believe core customers is a key indicator of our market penetration, growth, and potential future revenue.  We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our billing system (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended December 31,
	2018	2017
Revenue:
Subscription and returns	$71,730	$54,117
Professional services	5,193	3,918
Total revenue	76,923	58,035
Cost of revenue:
Subscription and returns	18,572	13,166
Professional services	3,700	2,222
Total cost of revenue (1)	22,272	15,388
Gross profit	54,651	42,647
Operating expenses:
Research and development (1)	13,577	10,890
Sales and marketing (1)	49,630	37,152
General and administrative (1)	10,816	8,097
Restructuring charges	-	(41)
Goodwill impairment	-	8,418
Total operating expenses	74,023	64,516
Operating loss	(19,372)	(21,869)
Other (income) expense:
Interest income	(742)	(29)
Interest expense	113	768
Other (income) expense, net	(160)	563
Total other (income) expense, net	(789)	1,302
Loss before income taxes	(18,583)	(23,171)
Provision for (benefit from) income taxes	(151)	(757)
Net loss	$(18,432)	$(22,414)

Net loss per share attributable to common shareholders, basic and diluted	$(0.28)	$(3.78)
Weighted average shares of common stock outstanding, basic and diluted	66,654	5,934

	For the Three Months Ended December 31,
(1) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$484	$236
Research and development	908	591
Sales and marketing	1,818	1,034
General and administrative	1,300	900
Total stock-based compensation	$4,510	$2,761

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,114	$952
Research and development	-	-
Sales and marketing	468	496
General and administrative	-	9
Total amortization of acquired intangibles	$1,582	$1,457

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31,
	2018	2017
Revenue:
Subscription and returns (1)	$254,056	$199,942
Professional services	18,042	13,217
Total revenue	272,098	213,159
Cost of revenue:
Subscription and returns	66,556	48,849
Professional services	12,093	9,128
Total cost of revenue (2)	78,649	57,977
Gross profit	193,449	155,182
Operating expenses:
Research and development (2)	51,909	41,264
Sales and marketing (2)	168,817	133,794
General and administrative (2)	39,603	34,286
Restructuring charges	-	752
Goodwill impairment	9,174	8,418
Total operating expenses	269,503	218,514
Operating loss	(76,054)	(63,332)
Other (income) expense:
Interest income	(1,553)	(77)
Interest expense	2,608	2,585
Other (income) expense, net	(583)	(495)
Total other (income) expense, net	472	2,013
Loss before income taxes	(76,526)	(65,345)
Provision for (benefit from) income taxes	(976)	(1,219)
Net loss	$(75,550)	$(64,126)

Net loss per share attributable to common shareholders, basic and diluted	$(1.95)	$(11.39)
Weighted average shares of common stock outstanding, basic and diluted	38,692	5,632

(1) Interest income on funds held for customers of $1.055 million was reclassified from Interest income within Total other (income) expense, net to Subscription and returns revenue in the fourth quarter of 2018. This reclass was done retrospectively, and impacted the reported second and third quarter 2018 consolidated statements of operations. See the Unaudited Reclassified Consolidated Statements of Operations at the end of this press release.

	For the Year Ended December 31,
(2) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$1,665	$976
Research and development	3,179	2,391
Sales and marketing	5,492	3,789
General and administrative	5,585	4,601
Total stock-based compensation	$15,921	$11,757

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$4,020	$3,717
Research and development	-	-
Sales and marketing	1,951	1,913
General and administrative	17	102
Total amortization of acquired intangibles	$5,988	$5,732

AVALARA, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$142,322	$14,075
Trade accounts receivable—net of allowance for doubtful accounts	40,287	26,596
Prepaid expenses and other current assets	11,307	7,016
Total current assets before customer fund assets	193,916	47,687
Funds held and receivable from customers—net of allowance for doubtful accounts	13,383	13,395
Total current assets	207,299	61,082
Noncurrent assets:
Property and equipment—net	33,373	25,394
Goodwill	61,300	72,482
Intangible assets—net	19,371	19,074
Other noncurrent assets	1,589	780
Total assets	$322,932	$178,812

Liabilities and shareholders' equity (deficit)
Current liabilities:
Accrued expenses and trade payables	47,064	38,164
Deferred revenue	125,260	83,778
Credit facility and notes payable	-	859
Total current liabilities before customer funds obligations	172,324	122,801
Customer funds obligations	13,349	14,061
Total current liabilities	185,673	136,862
Noncurrent liabilities:
Deferred revenue	9,393	8,453
Deferred tax liability	560	1,854
Credit facility	-	38,840
Deferred rent	17,317	14,689
Other noncurrent liabilities	436	785
Total liabilities	213,379	201,483
Convertible preferred stock	-	370,921
Shareholders' equity (deficit):
Common stock	7	1
Additional paid-in capital	599,493	18,121
Accumulated other comprehensive income (loss)	(2,345)	338
Accumulated deficit	(487,602)	(412,052)
Total shareholders’ equity (deficit)	109,553	(393,592)
Total liabilities and shareholders' equity (deficit)	$322,932	$178,812

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(18,432)	$(22,414)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,412	2,730
Goodwill impairment	-	8,418
Stock-based compensation	4,510	2,761
Deferred tax expense	(184)	(581)
Amortization of deferred rent	(41)	(39)
Non-cash change in earnout liability	28	281
Non-cash bad debt (recovery) expense	94	(307)
Other	33	71
Changes in operating assets and liabilities:
Trade accounts receivable	(5,656)	(4,135)
Prepaid expenses and other current assets	(2,162)	677
Other long-term assets	(259)	169
Trade payables	(1,066)	(917)
Accrued expenses and other current liabilities	9,171	923
Deferred rent (lease incentives)	1,144	2,793
Deferred revenue	16,444	7,594
Net cash (used in) provided by operating activities	7,036	(1,976)
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	(1,935)	(251)
Cash paid for acquired intangible assets	-	-
Purchase of property and equipment	(2,569)	(3,605)
Net cash used in investing activities	(4,504)	(3,856)
Cash flows from financing activities:
Payments on credit facility	-	(1,373)
Proceeds from credit facility	-	9,605
Payments of debt issuance costs	-	(469)
Payment of deferred financing costs	-	(675)
Taxes paid related to net share settlement of stock-based awards	(39)	(543)
Net increase (decrease) in customer fund obligations	1,935	251
Payment related to business combination earnouts	(1,523)	(1,579)
Proceeds from exercise of stock options and common stock warrants	1,254	375
Net cash provided by financing activities	1,627	5,592
Foreign currency effect on cash and cash equivalents	70	(34)
Net change in cash and cash equivalents	4,229	(274)
Cash and cash equivalents—Beginning of period	138,093	14,349
Cash and cash equivalents—End of period	$142,322	$14,075

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(75,550)	$(64,126)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,802	10,859
Goodwill impairment	9,174	8,418
Stock-based compensation	15,921	11,757
Deferred tax expense	(1,294)	(1,307)
Amortization of deferred rent	190	(698)
Non-cash change in earnout liability	(402)	(715)
Non-cash bad debt recovery	(288)	(86)
Other	559	270
Changes in operating assets and liabilities:
Trade accounts receivable	(13,508)	159
Prepaid expenses and other current assets	(4,850)	(1,055)
Other long-term assets	(808)	725
Trade payables	(4,419)	(112)
Accrued expenses and other current liabilities	15,266	2,124
Deferred rent (lease incentives)	1,723	10,494
Deferred revenue	42,422	19,752
Net cash used in operating activities	(3,062)	(3,541)
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	118	(2,301)
Cash paid for acquired intangible assets	(5,002)	-
Purchase of property and equipment	(15,483)	(13,955)
Net cash used in investing activities	(20,367)	(16,256)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	192,510	-
Payments on credit facility	(63,000)	(2,935)
Proceeds from credit facility	23,000	17,605
Payments of debt issuance costs	-	(469)
Payments on capital leases	-	(14)
Repurchase of shares	(1,806)	-
Repayment of note payable	(234)	-
Payment of deferred financing costs	(2,084)	(1,240)
Taxes paid related to net share settlement of stock-based awards	(2,365)	(811)
Net increase (decrease) in customer fund obligations	(118)	2,301
Payment related to business combination earnouts	(1,523)	(1,662)
Proceeds from exercise of stock options and common stock warrants	7,041	920
Net cash provided by financing activities	151,421	13,695
Foreign currency effect on cash and cash equivalents	255	(53)
Net change in cash and cash equivalents	128,247	(6,155)
Cash and cash equivalents—Beginning of year	14,075	20,230
Cash and cash equivalents—End of year	$142,322	$14,075

Non-GAAP Financial Measures

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures:

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Non-GAAP cost of revenue	$20,674	$14,200	$72,964	$53,284
Non-GAAP gross profit	56,249	43,835	199,134	159,875
Non-GAAP gross margin	73%	76%	73%	75%
Non-GAAP research and development expense	$12,669	$10,299	$48,730	$38,873
Non-GAAP sales and marketing expense	47,344	35,622	161,374	128,092
Non-GAAP general and administrative expense	9,516	7,188	34,001	29,583
Non-GAAP operating loss	(13,280)	(9,233)	(44,971)	(37,425)
Non-GAAP net loss	(12,340)	(9,778)	(44,467)	(38,219)
Non-GAAP net loss per share	(0.19)	(0.17)	(0.67)	(0.68)
Free cash flow	$4,467	$(5,581)	$(18,545)	$(17,496)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$22,272	$15,388	$78,649	$57,977
Stock-based compensation expense	(484)	(236)	(1,665)	(976)
Amortization of acquired intangibles	(1,114)	(952)	(4,020)	(3,717)
Non-GAAP Cost of Revenue	$20,674	$14,200	$72,964	$53,284

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$54,651	$42,647	$193,449	$155,182
Stock-based compensation expense	484	236	1,665	976
Amortization of acquired intangibles	1,114	952	4,020	3,717
Non-GAAP Gross Profit	$56,249	$43,835	$199,134	$159,875

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	73%	71%	73%
Stock-based compensation expense as a percentage of revenue	1%	0%	1%	0%
Amortization of acquired intangibles as a percentage of revenue	1%	2%	1%	2%
Non-GAAP Gross Margin	73%	76%	73%	75%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$13,577	$10,890	$51,909	$41,264
Stock-based compensation expense	(908)	(591)	(3,179)	(2,391)
Amortization of acquired intangibles	-	-	-	-
Non-GAAP Research and Development Expense	$12,669	$10,299	$48,730	$38,873

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$49,630	$37,152	$168,817	$133,794
Stock-based compensation expense	(1,818)	(1,034)	(5,492)	(3,789)
Amortization of acquired intangibles	(468)	(496)	(1,951)	(1,913)
Non-GAAP Sales and Marketing Expense	$47,344	$35,622	$161,374	$128,092

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$10,816	$8,097	$39,603	$34,286
Stock-based compensation expense	(1,300)	(900)	(5,585)	(4,601)
Amortization of acquired intangibles	-	(9)	(17)	(102)
Non-GAAP General and Administrative Expense	$9,516	$7,188	$34,001	$29,583

(continued)

Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(19,372)	$(21,869)	$(76,054)	$(63,332)
Stock-based compensation expense	4,510	2,761	15,921	11,757
Amortization of acquired intangibles	1,582	1,457	5,988	5,732
Goodwill impairment	-	8,418	9,174	8,418
Non-GAAP Operating Loss	$(13,280)	$(9,233)	$(44,971)	$(37,425)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(18,432)	$(22,414)	$(75,550)	$(64,126)
Stock-based compensation expense	4,510	2,761	15,921	11,757
Amortization of acquired intangibles	1,582	1,457	5,988	5,732
Goodwill impairment	-	8,418	9,174	8,418
Non-GAAP Net Loss	$(12,340)	$(9,778)	$(44,467)	$(38,219)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(0.28)	$(3.78)	$(1.95)	$(11.39)
Stock-based compensation expense per share	0.07	0.47	0.41	2.09
Amortization of acquired intangibles per share	0.02	0.25	0.15	1.02
Goodwill impairment per share	-	1.42	0.24	1.49
Non-GAAP unweighted adjustment to common and preferred shares issued (1) per share	-	1.48	0.48	6.11
Non-GAAP Net Loss Per Share	$(0.19)	$(0.17)	$(0.67)	$(0.68)

Computation of Non-GAAP Shares Outstanding:
Weighted average shares of common stock outstanding used in computing net loss per share	66,654	5,934	38,692	5,632
Non-GAAP adjustment to common and preferred shares issued (1)	-	50,888	27,555	50,888
Non-GAAP Shares Outstanding Used in Computing Non-GAAP Net Loss Per Share	66,654	56,822	66,247	56,520

Free Cash Flow:
Net cash (used in) provided by operating activities	$7,036	$(1,976)	$(3,062)	$(3,541)
Purchases of property and equipment	(2,569)	(3,605)	(15,483)	(13,955)
Free Cash Flow	$4,467	$(5,581)	$(18,545)	$(17,496)

(1)

The Company’s IPO closed on June 19, 2018 and 8,625,000 shares of common stock were issued.  In connection with the IPO, the Company’s outstanding convertible preferred stock converted into 50,888,014 shares of common stock.  See description of adjustment in “Use of Non-GAAP Financial Measures” section.

(concluded)

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Number of core customers (as of end of period)	9,070	8,490	8,080	7,760	7,490	7,250	6,970	6,650
Net revenue retention rate	108%	105%	108%	109%	105%	107%	106%	109%

AVALARA, INC.

UNAUDITED RECLASSIFIED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended September 30, 2018		For the Three Months Ended June 30, 2018
	As Reported	As Reclassified	As Reported	As Reclassified
Revenue:
Subscription and returns (1)	$64,219	$64,611	$59,675	$59,845
Professional services	5,308	5,308	4,034	4,034
Total revenue	69,527	69,919	63,709	63,879
Cost of revenue:
Subscription and returns	17,330	17,330	15,837	15,837
Professional services	2,906	2,906	2,795	2,795
Total cost of revenue	20,236	20,236	18,632	18,632
Gross profit	49,291	49,683	45,077	45,247
Operating expenses:
Research and development	13,285	13,285	12,428	12,428
Sales and marketing	41,276	41,276	40,604	40,604
General and administrative	10,235	10,235	9,341	9,341
Restructuring charges	-	-	-	-
Goodwill impairment	9,174	9,174	-	-
Total operating expenses	73,970	73,970	62,373	62,373
Operating loss	(24,679)	(24,287)	(17,296)	(17,126)
Other (income) expense:
Interest income	(1,068)	(676)	(269)	(99)
Interest expense	534	534	1,067	1,067
Other (income) expense, net	49	49	(442)	(442)
Total other (income) expense, net	(485)	(93)	356	526
Loss before income taxes	(24,194)	(24,194)	(17,652)	(17,652)
Provision for (benefit from) income taxes	(91)	(91)	114	114
Net loss	$(24,103)	$(24,103)	$(17,766)	$(17,766)

Net loss per share attributable to common shareholders, basic and diluted	$(0.36)	$(0.36)	$(1.24)	$(1.24)
Weighted average shares of common stock outstanding, basic and diluted	66,590	66,590	14,383	14,383

(1) Interest income on funds held from customers of $392,000 in the third quarter of 2018 and $170,000 in the second quarter of 2018 was reclassified from Interest income within Total other (income) expense, net to Subscription and returns revenue.

Investor Contact

Kevin Faulkner

ICR, LLC

investor@avalara.com

206-641-2425

Media Contact

Jesse Hamlin

Avalara

media@avalara.com

518-281-0631